                                                                  EXECUTION COPY
                                                                  --------------


                                   GUARANTY

                          Dated as of August 31, 1999

                                     from

                       WILLIS STEIN & PARTNERS II, L.P.
                                      and
                     WILLIS STEIN & PARTNERS DUTCH, L.P.,

                                as Guarantors,
                                -- ----------

                                  in favor of

                      CANADIAN IMPERIAL BANK OF COMMERCE,

                                   as Agent
                                   -- -----

                                      and

                   THE LENDERS PARTY TO THE CREDIT AGREEMENT
                              REFERRED TO HEREIN

                        T A B L E  O F  C O N T E N T S
                        -------------------------------

                                                                            Page
SECTION 1.  Definitions.....................................................  3
SECTION 2.  Guaranty........................................................  3
SECTION 3.  Guaranty Absolute...............................................  4
SECTION 4.  Reinstatement...................................................  5
SECTION 5.  Waivers.........................................................  6
SECTION 6.  Payments........................................................  6
SECTION 7.  Representations and Warranties..................................  6
SECTION 8.  Amendments, Etc.................................................  8
SECTION 9.  Notices, Etc....................................................  8
SECTION 10. No Waiver; Remedies.............................................  8
SECTION 11. Continuing Guaranty; Assignments Under the Credit Agreement.....  9
SECTION 13. Governing Law...................................................  9

                                   GUARANTY

          GUARANTY dated as of August 31, 1999 made by WILLIS STEIN & PARTNERS II, L.P., a Delaware limited partnership ("WSP II"), and WILLIS STEIN & PARTNERS
                                           ------
DUTCH, L.P., a Delaware limited partnership ("WSP Dutch"; together with WSP II,
                                              ---------
the "Guarantors"), in favor of the lenders (the "Lenders") party to the Credit
     ----------                                  -------
Agreement (as hereinafter defined) and CANADIAN IMPERIAL BANK OF COMMERCE, as agent (together with any successor agent appointed pursuant to Article 8 of the Credit Agreement (as defined below), the "Agent") for the Lenders.
                                          -----

          PRELIMINARY STATEMENT. The Lenders and the Agent have entered into a Credit Agreement dated as of August 31, 1999 (such Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Armed Force Communications, Inc., a New York
 ----------------
corporation doing business as Market Place Media and, immediately after the AF Acquisition, an indirect subsidiary of UC Holdings (the "Borrower"). It is a
                                                         --------
condition precedent to the making of Loans by the Lenders under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty.

          NOW, THEREFORE and in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged in order to induce the Lenders to make Loans under the Credit Agreement, each of the Guarantors, intending to be legally bound, hereby agrees as follows:

          SECTION 1.   Definitions.  As used in this Guaranty, terms not
                       -----------
otherwise defined herein shall have the meanings set forth in Exhibit A and the
                                                              ---------
following terms shall have the following meanings:

     "Effective Leverage Ratio" shall mean, as of any date of determination, the
      ------------------------
 ratio of (a) the excess of (i) Funded Debt over (ii) $5,000,000, divided by (b)
                                            ----                  ----------
 Operating Cash Flow, for the four fiscal quarters then most recently ended.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
 business, operations, property, condition (financial or otherwise) or prospects of either Guarantor, (b) the ability of each of the Guarantors to perform its obligations under this Guaranty or (c) the validity or enforceability of this Guaranty or the rights or remedies of the Agent or the Lenders hereunder.

          SECTION 2.   Guaranty.  Each Guarantor hereby severally (and not
                       --------
jointly) and unconditionally guarantees its Pro Rata Share (as defined below) of the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay
                             ----------------------
any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty; provided that
          --------

     (a) the Guaranteed Obligations and the liability of the Guarantors hereunder, together with that of the other Corporate Guarantors under their respective Corporate Guarantees, shall not exceed in the aggregate $6,000,000, as such amount may be further reduced pursuant to Section 11; and
             ----------

     (b)  the Agent shall not seek payment under this Guaranty other than

          (i) upon the occurrence and during the continuance of an Event of Default described in Section 7.1(a), or Section 7.1(g) of the
                                                       --------------
               Credit Agreement; or

          (ii) at any time upon the Agent's or the Lenders' acceleration of payment obligations under the Credit Agreement or commencement of the exercise of remedies by the Agent on behalf of the Lenders in respect of any Event of Default;

     provided that the Agent or Lenders (a) shall have previously made demand
     --------
     for payment under the Parent Guarantees with a copy to the Guarantors and payment shall not have been made within 15 Business Days after such demand or (b) shall be precluded by any Requirement of Law from making such demand.

Notwithstanding anything contained herein to the contrary, the liability of WSP II and WSP Dutch hereunder with respect to the Guaranteed Obligations and other amounts payable hereunder shall be several and not joint and several, such that WSP II shall only be liable for 95.19% of any such amounts and WSP Dutch shall only be liable for 4.81% of such amounts (each such Guarantor's "Pro Rata
                                                                 --------
Share").  The Agent, on behalf of itself and each of the Lenders hereby agrees
-----
that in no event shall either Guarantor be responsible for more than its Pro Rata Share of any such amounts.


        SECTION 3.  Guaranty Absolute.  Each of the Guarantors severally, based
                    -----------------
on its Pro Rata Share (and not jointly), guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents and Section 2 of this Guaranty, regardless of any law, regulation or
              ---------
order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The Obligations of each of the Guarantors under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of, and each of the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

     (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

     (iii) any taking, exchange, release or nonperfection of any Collateral, or any taking, release, amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower;

     (v) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

     (vi) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Agent or any Lender) that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than payment in full in cash of the Guaranteed Obligations.

           SECTION 4.  Reinstatement.  Each of the Guarantors agrees that this
                       -------------
Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time, all or any portion of any payment (whether in respect of principal, interest, fees, costs, expenses or other amounts payable under this Guaranty, any Note or any other Loan Document), is rescinded or must otherwise be restored by the Agent, any Lender or the holder of any Note upon the bankruptcy or reorganization of the Borrower or otherwise. For so long as any of the Obligations of the Borrower shall remain outstanding or any Commitments shall remain in effect:

           (a) all rights of each Guarantor against the Borrower, whether arising as a result of rights of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations to the Agent, the Lenders and other holders of Notes, and, in the event either Guarantor receives any payment prior to such indefeasible payment in full, such Guarantor shall receive such payment in trust for, and shall immediately turn over all amounts to, the Agent for application to the payment of such Obligations;

          (b) each of the Guarantors shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to the Agent, any Lender or any holder of any Note; and

          (c) each of the Guarantor hereby waives any claim, right or remedy which such Guarantor may now have or may hereafter acquire against the Borrower that arises hereunder and/or from the performance by such Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lenders or the Agent against the Borrower or any security which the Lenders or the Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

          SECTION 5.  Waivers.  (a)  Each of the Guarantors hereby waives
                      -------
promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other Corporate Guarantor or any other Person or any Collateral, except insofar as any action may be required against the other Corporate Guarantors pursuant to Section 2(b).
            ------------

     (b) Each of the Guarantors and the Agent, on behalf of itself and the Lenders, hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents or any of the transactions contemplated thereby, or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     (c) Each of the Guarantors hereby irrevocably waives any duty on the part of the Agent or any Lender to disclose to either Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrower and its assets now or hereafter known by the Agent or any Lender.

          SECTION 6.  Payments.  Any and all payments made by either of the
                      --------
Guarantors hereunder shall be made without setoff or counterclaim.

          SECTION 7.  Representations and Warranties.  Each of the Guarantors
                      ------------------------------
hereby represents and warrants, as to itself only, as follows:

     (a) Such Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     (b) Such Guarantor has the power and authority, and the legal right, to make, deliver and perform this Guaranty and each of the other Loan Documents to which it is a party and to authorize the execution, delivery and performance of this Guaranty and each of the other Loan Documents to which it is a party. Except as set forth on Schedule 7(b), no consent or authorization of, filing
                       -------------
with, notice to or other act by or in respect of, any Governmental Authority (including any filing, termination of any notice period or consent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) or any other Person is required to be obtained by either Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, except to the extent that failure to obtain or perform such consent, authorization, notice or other act individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. This Guaranty has been, and each other Loan Document to which such Guarantor is a party will be, duly executed and delivered on behalf of such Guarantor. This Guaranty constitutes, and each other Loan Document to which such Guarantor is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (c) The execution, delivery and performance of this Guaranty and each of the other Loan Documents to which such Guarantor is a party, will not violate any Requirement of Law or Contractual Obligation of such Guarantor, will not accelerate or result in the acceleration of any payment obligations of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that such violation or Lien individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (d) Such Guarantor has, independently and without reliance upon any of the Lenders or the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

     (e) Such Guarantor is not in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.

     (f) Such Guarantor is not a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Such Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Guarantor is not subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority (including, without limitation, the Small Business Investment Company Act of 1958, as amended).

     (g) The unaudited balance sheet of such Guarantor as at June 30, 1999, certified by a Managing Director of such Guarantor, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of such Guarantor at such date. Such financial statement has been prepared in accordance with GAAP, except that such unaudited statements lack footnotes and other presentation items.

     (h) Such Guarantor hereby represents and warrants that the audited balance sheet of such Guarantor as of December 31, 1998 reported on by Ernst & Young LLP, true, complete and correct copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of such Guarantor as at such date.

          SECTION 8.   Amendments, Etc.  No amendment or waiver of any provision
                       ---------------
of this Guaranty, and no consent to any departure by either Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantors, the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 9.   Notices, Etc.  All notices, requests and demands to or
                       ------------
upon either Guarantor or the Agent or any Lender to be effective shall be in writing or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to a party at the address provided for such party in Schedule I hereto or set forth under its signature below, as the case may be.
   ----------

          SECTION 10.  No Waiver; Remedies.  No failure on the part of the Agent
                       -------------------
or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.  Continuing Guaranty; Assignments Under the Credit
                       -------------------------------------------------
Agreement.  (a) Subject to Sections 11(b) and 11(c), this Guaranty is a
---------                  --------------     -----
continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (y) the Revolving Credit Commitment Termination Date, (ii) be binding upon each of the Guarantors, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the payments owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, in each case as provided in Article 9 of the Credit Agreement.
                                          ---------

     (b)  The Guarantors' liability hereunder and the amount referred to in

Section 2(a) shall be reduced (i) to $5,000,000 in the aggregate upon the
------------
Borrower's demonstration to the reasonable satisfaction of the Agent that the Effective Leverage Ratio is less than 3.00 to 1.00 (computed as of the most recently completed fiscal quarter); and (ii) from time to time by an amount equal to the amount of any direct or indirect equity contribution(s) to the Borrower made from time to time by WSP, UC Holdings or CTN; provided that the
                                                            --------
Guarantor's liability hereunder  and the amount referred to in Section 2(a)
                                                               ------------
shall be reduced solely to the extent to which such equity contribution(s) shall have been used to make optional prepayments of principal of the Loans, and which prepayments shall be applied, at the election of the Borrower, to any scheduled installments of principal of the Term Loans or to the Revolving Credit Loans (with a concommitant reduction in the Revolving Credit Commitments).

     (c) This Guarantee shall terminate, and none of the Guarantors, the Agent or the Lenders shall have any further rights or obligations hereunder, upon the Borrower's demonstration to the reasonable satisfaction of the Agent that the Leverage Ratio is less than 3.25 to 1.00 (computed as of the most recently completed fiscal quarter).

          SECTION 13.  Governing Law.  This Guaranty shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                    WILLIS STEIN & PARTNERS II, L.P.

                    By: WILLIS STEIN & PARTNERS MANAGEMENT II, L.P., its General Partner

                    By:  WILLIS STEIN & PARTNERS MANAGEMENT II,


                    By:   /s/ Daniel M. Gill
                       ----------------------------------------
                       Name:  Daniel M. Gill
                       Title: Managing Director


                    Address for notice:

                         Willis Stein & Partners II, L.P.
                         227 West Monroe Street
                         Suite 4300
                         Chicago, IL  60606
                         Attn: Daniel M. Gill
                         Telecopy:  312-422-2424


                    WILLIS STEIN & PARTNERS DUTCH, L.P.

                    By: WILLIS STEIN & PARTNERS MANAGEMENT II, L.P., its General Partner

                    By:  WILLIS STEIN & PARTNERS MANAGMEMENT II,


                    By:   /s/ Daniel M. Gill
                       ----------------------------------------
                       Name:  Daniel M. Gill
                       Title: Managing Director

                         Address for notice:

                         Willis Stein & Partners Dutch, L.P.
                         227 West Monroe Street
                         Suite 4300
                         Chicago, IL  60606
                         Attn: Daniel M. Gill
                         Telecopy:  312-422-2424



ACKNOWLEDGED AND AGREED:


CANADIAN IMPERIAL BANK OF COMMERCE, as Agent


By:  /s/ Colleen Risorto
   --------------------------
Name:  Colleen Risorto
Title: Executive Director